EXHIBIT 23(i)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement (Forms S-3 No. 333-15371 as supplemented on July 13, 1998 and February 8, 1999) of Techdyne, Inc. and in the related Prospectus of our report dated March 22, 1999, with respect to the consolidated financial statements and schedule of Techdyne, Inc. as of and for the year ended December 31, 1998 included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                            /s/ ERNST & YOUNG LLP
                                            -----------------------------
                                            Ernst & Young LLP


March 30, 2001
Miami, Florida